UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2008

NEKTAR THERAPEUTICS
(Exact name of registrant as specified in its charter)

DELAWARE	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(650) 631-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2008, Nektar Therapeutics (“Nektar”) entered into an Asset Purchase Agreement with Novartis Pharmaceuticals Corporation, a Delaware corporation, Novartis Pharma AG, a Swiss corporation (together with its affiliate Novartis Pharmaceuticals Corporation, “Novartis”), and AeroGen, Inc., a Delaware corporation and a subsidiary of Nektar. Nektar is transferring to Novartis certain of its assets related to its pulmonary business and associated technology, and intellectual property. Upon the completion of the transaction, Nektar will be entitled to proceeds of $115 million in cash.

Pursuant to the agreement, Nektar is transferring to Novartis assets which include certain dry powder and liquid pulmonary formulation and manufacturing assets, including capital equipment and manufacturing facility lease obligations; certain intellectual property and manufacturing methods and associated information systems related to the pulmonary business; manufacturing and associated payments for Ciprofloxacin inhaled powder, and manufacturing and royalty rights to the Tobramycin inhalation powder (TIP) program and certain other interests in two private companies. In addition, Novartis is expected to hire approximately 140 Nektar pulmonary personnel.

Pursuant to the agreement, Nektar will retain its Bayer HealthCare partnered program NKTR-061 (the “Amikacin Agreement”), all royalty rights relating to its other Bayer HealthCare partnered program, Ciprofloxacin inhaled powder, its development program related to NKTR-063 (inhaled vancomycin) and intellectual property specific to inhaled insulin.

Novartis is generally responsible for liabilities related to the pulmonary business arising after the consummation of the transactions and Nektar is generally responsible for liabilities (including environmental, intellectual property, employment, contracts, taxes, and others) arising before the consummation. Nektar and Novartis will split the cost of California sales tax and Nektar shall bear the cost of other transfer taxes and costs.

The parties make customary representations and warranties and indemnify each other for breach of the representations and warranties or the failure to perform covenants in the agreement. Certain of the indemnification obligations of the parties do not contain a cap on liability and survive beyond the 18-month anniversary of the agreement.

The agreement provides that Nektar, until the completion of the transaction, will follow certain customary interim covenants intended to preserve the value of the business and assets to be transferred. Nektar and Novartis agree to certain covenants regarding the employees to be transferred to Novartis and their benefits.

Pursuant to the agreement, the parties have agreed to customary confidentiality obligations, information sharing and mutual cooperation covenants, tax obligations, and regulatory covenants. Novartis has an exclusive option to receive for no additional consideration an assignment or exclusive license of certain SEDS technology and intellectual property and related agreements.

The agreement contains customary closing conditions for Novartis and Nektar, including no injunctions, compliance with anti-trust requirements and obtaining of any other government consents, correctness of representations and warranties, and material compliance with covenants. Novartis does not have to complete the transaction unless, among other things, Nektar has obtained certain required third party consents, and there is no litigation with merit against the transaction.

Prior to closing the agreement is terminable by mutual agreement, in the event the transaction has not been consummated by October 20, 2009, or in the event of certain serious breaches by the parties.

The representations, warranties and covenants of Nektar and Novartis contained in the agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Nektar or Novartis or any of their respective assets.

Nektar knows of no material relationships between it or its affiliates and Novartis other than in respect of the agreement and the TIP program.

Item 7.01 Regulation FD Disclosure.
On October 21, 2008, Nektar issued the press release which is filed herewith as Exhibit 99.1 to the report. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01 Other Events.

Nektar does not have any changes to its prior financial guidance for the year ending December 31, 2008 except that upon the expected closing of the transaction with Novartis on December 31, 2008, Nektar’s year-end cash position is expected to increase to approximately $440 million.  If Nektar had not entered into the agreement with Novartis or if the expected closing of the transaction does not occur on or before December 31, 2008, Nektar’s year-end cash position is expected to be approximately $330 million.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements regarding the transaction with Novartis, Nektar’s cash position, and reflecting Nektar’s current views as to its products, development programs, science and technology and business prospects. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the transaction cannot close unless certain conditions are satisfied, including Hart-Scott-Rodino, obtaining of third party consents, and the company’s representations and warranties being materially true at closing; (ii) Nektar and Novartis have mutual indemnifications obligations; (iii) Nektar’s proprietary product candidates and those of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval. Important risks and uncertainties are detailed in Nektar’s reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q filed on August 8, 2008. Actual results could differ materially from the forward-looking statements contained in this press release. Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. For more information on Nektar Therapeutics, please visit http://www.nektar.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Nektar Therapeutics on October 21, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2008	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Nektar Therapeutics on October 21, 2008